                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 28, 2001

                         Commission file number: 1-11106

                                  PRIMEDIA Inc.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                13-3647573

--------------------------------------------------------------------------------
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                      745 Fifth Avenue, New York, New York
                      ------------------------------------
                    (Address of principal executive offices)

                                      10151
                                      -----
                                   (Zip Code)

Registrant's telephone number, including area code (212) 745-0100

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a) On February 28, 2001, PRIMEDIA Inc. ("PRIMEDIA" or the "Company") and About.com, Inc. ("About") completed the merger of a newly formed, wholly owned subsidiary of the Company with and into About, with About surviving as a wholly owned subsidiary of the Company. About common stockholders received 2.3409 shares of the Company's common stock for each share of About common stock that they owned.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(b)   Pro forma financial information.

      An introduction to the pro forma consolidated financial statements is attached as page 3. The unaudited pro forma statement of consolidated operations for the year ended December 31, 2000 and an unaudited pro forma consolidated balance sheet at December 31, 2000, along with a description of all pro forma adjustments, are attached as pages 4 through 9.

(c)   Audited consolidated financial statements of About.

      Audited consolidated balance sheets of About as of December 31, 2000 and 1999 and the audited consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2000, 1999 and 1998 and the related notes thereto are attached as pages 10 through 44.

(d)   Exhibits

      23.1   Consent of Ernst & Young LLP

      23.2   Consent of KPMG LLP

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The unaudited pro forma statement of consolidated operations for the year ended December 31, 2000 gives effect to the acquisition of all of the outstanding common stock of About as if it had occurred on January 1, 2000. The unaudited pro forma consolidated balance sheet as of December 31, 2000 gives effect to the acquisition of About as if it had occurred on December 31, 2000, based on the purchase method of accounting.

The Company believes the accounting used for the pro forma adjustments provides a reasonable basis on which to present the unaudited pro forma consolidated financial statements. The pro forma adjustments do not include any synergies expected to be derived from the merger. In addition, the pro forma adjustments do not include the pro forma impact of PRIMEDIA's acquisitions during 2000 or 2001 because the impact of such acquisitions is not significant to the consolidated entity. The pro forma statement of consolidated operations and pro forma consolidated balance sheet are unaudited and were derived by adjusting the historical consolidated financial statements of the Company and About. The unaudited pro forma consolidated financial statements are provided for informational purposes only and should not be construed to be indicative of the Company's consolidated results of operations or consolidated financial position had the transaction been consummated on the date assumed and do not project the Company's consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma consolidated financial statements and accompanying notes thereto should be read in conjunction with the PRIMEDIA historical consolidated financial statements and the notes thereto included in PRIMEDIA's Annual Report on Form 10-K for the year ended December 31, 2000, as well as About's historical consolidated financial statements as of December 31, 2000 and 1999 and for the three years in the period ended December 31, 2000 and the notes thereto included herein.

                         PRIMEDIA INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 2000
                             (dollars in thousands)

                                                                  Historical
                                                         --------------------------     Pro forma           Pro forma
                                                           PRIMEDIA        About       Adjustments         Consolidated
                                                         -----------    -----------    -----------         -----------
ASSETS
Current assets:
    Cash and cash equivalents                            $    23,690    $    45,177    $        --         $    68,867
    Short-term marketable securities                              --         60,166             --              60,166
    Accounts receivable, net                                 265,946         18,708         (3,233)  (b)       281,421
    Inventories, net                                          28,681             --             --              28,681
    Prepaid expenses and other                                48,630          4,263             --              52,893
                                                         -----------    -----------    -----------         -----------
       Total current assets                                  366,947        128,314         (3,233)            492,028

Property and equipment, net                                  175,560         23,555             --             199,115
Other intangible assets, net                                 506,156             --             --             506,156
Excess of purchase price over net assets acquired, net     1,141,436        120,133       (120,133)  (a)     1,636,018
                                                                                           494,582   (a)
Deferred income tax asset, net                               135,000             --             --             135,000
Other investments                                            265,468         25,436        (73,904)  (b)       217,000
Other non-current assets                                      86,912          5,524             --              92,436
                                                         -----------    -----------    -----------         -----------
                                                         $ 2,677,479    $   302,962    $   297,312         $ 3,277,753
                                                         ===========    ===========    ===========         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
    Accounts payable                                     $   120,786    $    14,920    $        --         $   135,706
    Accrued interest payable                                  18,822             --             --              18,822
    Accrued expenses and other                               222,773          1,112         11,934   (a)       234,240
                                                                                            (3,233)  (b)
                                                                                             1,654   (a)
    Deferred revenues (a)                                    235,548            459        (18,671)  (b)       217,336
    Current maturities of long-term debt                     115,465            502             --             115,967
                                                         -----------    -----------    -----------         -----------
       Total current liabilities                             713,394         16,993         (8,316)            722,071
                                                         -----------    -----------    -----------         -----------

Long-term debt                                             1,503,188             70             --           1,503,258
                                                         -----------    -----------    -----------         -----------
Deferred revenues                                            112,296             --        (34,223)  (b)        78,073
                                                         -----------    -----------    -----------         -----------
Other non-current liabilities                                 23,303            759             --              24,062
                                                         -----------    -----------    -----------         -----------
Exchangeable preferred stock                                 561,324             --             --             561,324
                                                         -----------    -----------    -----------         -----------
Shareholders' equity (deficiency):
    Common stock                                               1,678             22            450   (a)         2,128
                                                                                               (22)  (b)
    Additional paid-in capital                             1,366,950        491,229        632,826   (a)     2,051,009
                                                                                          (491,229)  (b)
                                                                                            23,157   (c)
                                                                                            28,076   (d)
    Accumulated deficit                                   (1,603,096)      (151,573)       151,573   (b)    (1,603,096)
    Accumulated other comprehensive loss                      (1,558)          (332)           332   (b)        (2,251)
                                                                                              (693)  (b)
    Unearned compensation                                         --         (1,312)        (7,592)  (a)       (58,825)
                                                                                             1,312   (b)
                                                                                           (23,157)  (c)
                                                                                           (28,076)  (d)
    Prepaid marketing                                             --        (52,894)        52,894   (b)            --

                                                         -----------    -----------    -----------         -----------
       Total shareholders' equity (deficiency)              (236,026)       285,140        339,851             388,965
                                                         -----------    -----------    -----------         -----------

                                                         $ 2,677,479    $   302,962    $   297,312         $ 3,277,753
                                                         ===========    ===========    ===========         ===========

       See notes to unaudited pro forma consolidated financial statements.

                         PRIMEDIA INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000
                (dollars in thousands, except per share amounts)

                                                                           Historical
                                                                 ---------------------------     Pro forma           Pro forma
                                                                   PRIMEDIA         About       Adjustments        Consolidated
                                                                 ------------    -----------    ------------       ------------
Sales, net                                                       $  1,690,952    $    96,968    $    (15,405) (b)  $  1,781,642
                                                                                                       9,127  (k)
Operating costs and expenses:
    Cost of goods sold (excluding $3,695 of non-cash
        compensation)                                                 394,494         31,086              --            425,580
    Marketing and selling                                             386,843         52,020          (9,997) (b)       428,866
    Distribution, circulation and fulfillment                         255,511             --              --            255,511
    Editorial                                                         137,845             --              --            137,845
    Product development                                                    --         18,530              --             18,530
    Other general expenses (excluding $935 of
        non-cash compensation)                                        225,606         17,617             400  (e)       262,965
                                                                                                       2,300  (f)
                                                                                                      17,042  (k)
    Corporate administrative expenses (excluding $27,810 of
        non-cash compensation)                                         33,974          1,596          (1,596) (j)        33,974
    Depreciation of property and equipment                             52,920          6,552              --             59,472
    Amortization of intangible assets, excess of purchase
        price over net assets acquired and other                      128,355         39,086         125,775  (g)       293,216
    Non-cash compensation and non-cash non-recurring charges           35,210          4,630          12,061  (c)        70,554
                                                                                                      14,623  (d)
                                                                                                       4,030  (i)
    Provision for severance, closures and integration costs            20,798             --              --             20,798
    Gain on sale of businesses and other, net                         (14,438)            --              --            (14,438)
                                                                 ------------    -----------    ------------       ------------

Operating income (loss)                                                33,834        (74,149)       (170,916)          (211,231)
Other income (expense):
    Provision for the impairment of securities                       (188,526)            --                           (188,526)
    Interest income (expense), net                                   (143,988)         8,722              --           (135,266)
    Amortization of deferred financing costs                           (3,836)            --              --             (3,836)
    Other, net                                                         (3,110)        (4,394)             --             (7,504)
                                                                 ------------    -----------    ------------       ------------
Loss before income tax expense                                       (305,626)       (69,821)       (170,916)          (546,363)
Income tax expense                                                    (41,200)            --                            (41,200)
                                                                 ------------    -----------    ------------       ------------

Net loss                                                             (346,826)       (69,821)       (170,916)          (587,563)

Preferred stock dividends - cash                                      (53,063)            --              --            (53,063)
                                                                 ------------    -----------    ------------       ------------
Loss applicable to common shareholders                           $   (399,889)   $   (69,821)   $   (170,916)      $   (640,626)
                                                                 ============    ===========    ============       ============

Basic and diluted loss applicable to common shareholders
    per common share (h)                                         $      (2.48)   $     (3.82)                      $      (3.11)
                                                                 ============    ===========                       ------------

Basic and diluted common shares outstanding                       161,104,053     18,283,244     (18,283,244) (b)   206,080,462
                                                                 ============    ===========                       ============
                                                                                                  44,976,409  (h)
                                                                                                ============

       See notes to unaudited pro forma consolidated financial statements.

PRIMEDIA Inc. and Subsidiaries
Notes to Unaudited Pro Forma Consolidated Financial Data
(dollars in thousands, except per share amounts)

      (a) For purposes of these pro forma consolidated financial statements, PRIMEDIA determined that the value of the total purchase consideration approximated $531,000 based on shares issued on February 28, 2001 to consummate the acquisition of About. PRIMEDIA issued 2.3409 shares of PRIMEDIA common stock for each share of About stock. Under the terms of the arrangement, stockholders of About received 44,951,034 shares of PRIMEDIA common stock. PRIMEDIA has determined that the value of its shares of common stock issued is $11.81 per share, based on the weighted-average market values for the two days prior and two days succeeding the acquisition announcement date.

      PRIMEDIA has replaced outstanding options to purchase shares of About common stock held by certain individuals with options to purchase shares of PRIMEDIA common stock. The PRIMEDIA options have the same terms and conditions as the About stock options, except that the number of options and their exercise price were adjusted based on the exchange ratio (2.3409 to 1) used to consummate the merger. The following assumptions were used regarding the PRIMEDIA options to be issued based on About's outstanding options at February 28, 2001:

                                                                Weighted-Average
                                                 Number of     Exercise Price of
                          Original Number    PRIMEDIA Options  PRIMEDIA Options
                          of About Options     to be Issued      to be Issued
                          ----------------   ----------------  -----------------

      Vested                     1,748,063          4,092,041       $11.79
      Unvested                   3,969,216          9,291,538       $12.81
                          ----------------   ----------------

      Total                      5,717,279         13,383,579       $12.50
                          ================   ================

      The fair value of the vested and unvested options issued is approximately $102,000. This value was determined using a Black Scholes pricing model based on the following weighted-average assumptions:

                  Risk free interest rate of 5.14%;
                  Volatility of 82.46%;
                  Expected term ranging from .04 to 9.99 years;
                  Expected dividend yield of 0%; and
                  Value of PRIMEDIA common stock of $11.81 per share

      On February 28, 2001, the date that the Company granted these unvested replacement options, the intrinsic value of the "in-the-money" unvested replacement options was $19,741. Based on a four-year service period from the original date that these options were granted, the Company classified $7,592 as unearned compensation relating to unvested options. The remaining $12,148 is included within the total purchase price.

      The following is a summary of the calculation of the purchase price, as described above, as well as the allocation of the purchase price to the fair value of the net assets acquired:

      Total number of shares of PRIMEDIA common  stock
         issued to consummate the merger                             44,951,034

      Fair value per share of PRIMEDIA common stock                $      11.81
                                                                   ------------

      Value of shares of PRIMEDIA common stock issued              $    530,872

      Fair value of replacement options issued                          102,404
      Unearned compensation relating to unvested options                 (7,592)

      Cost of About shares acquired prior to the merger
         (inclusive of $1,654 purchased subsequent to
         December 31, 2000)                                              74,865

      Direct merger costs                                                11,934
                                                                   ------------
      Total purchase price                                              712,483

      Less: Fair value of net tangible assets of About                  217,901
                                                                   ------------

      Excess of purchase price over net assets acquired            $    494,582
                                                                   ============

      PRIMEDIA's management determined that the utilization of About's historical net operating losses was not likely. Therefore, no deferred tax assets have been recorded in connection with the merger.

      The purchase price has been allocated based on management's best estimate of the fair value of assets acquired and the liabilities assumed based on the historical financial statements of About as of December 31, 2000. The excess purchase price over the fair value of net tangible assets acquired has been allocated to goodwill. This adjustment is based upon preliminary estimates to reflect the allocation of purchase consideration to the acquired assets and liabilities of About. The final allocation of the purchase consideration will be determined based on appraisals and a comprehensive final evaluation of the fair values and useful lives of About's tangible assets acquired, identifiable intangible assets and excess of purchase price over net assets acquired at the time of the merger. The final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts. For purposes of purchase price allocation, it has been assumed that the fair value of deferred revenues approximates About's historical carrying value. At the merger date, the fair value of About's deferred revenues represented the fair value of the contractual performance obligation based upon the nature of the activities to be performed and the related costs to be incurred. No adjustment to the historical carrying value of deferred revenues was required.

      (b) To eliminate the historical equity accounts of About and various intercompany accounts and investments in and transactions with About.

      (c) To reflect the unearned compensation expense in connection with the employment agreements of Scott P. Kurnit and William C. Day. In connection with their employment agreements, Messrs. Kurnit and Day were granted options to purchase 2,605,300 shares and 877,000 shares, respectively, of PRIMEDIA common shares at an exercise price equal to thirty percent of the fair market value per share on that date. Accordingly, the adjustment reflects a 70% market value discount ($6.65 per share) based on a PRIMEDIA per share market value of $9.50 which was the closing price on February 28, 2001. These options vest at a rate of 25% per year and are subject to Messrs. Kurnit's and Day's continued employment. Accordingly, the compensation expense reflected for the year ended December 31, 2000 reflects this pro rata vesting on a graded basis.

      (d) To reflect the unearned compensation expense in connection with the employment agreements of Messrs. Kurnit and Day. In connection with their employment agreements, Messrs. Kurnit and Day were granted 2,211,100 shares and 744,350 shares, respectively, of restricted PRIMEDIA common stock. Accordingly, the adjustment reflects a PRIMEDIA per share market value of $9.50 which was the closing price on February 28, 2001. These shares of restricted PRIMEDIA common stock vest at a rate of 25% per year and are subject to Messrs. Kurnit's and Day's continued employment. Accordingly, the compensation expense for the year ended December 31, 2000 reflects this pro rata vesting on a graded basis.

      (e) To reflect additional compensation expense to be incurred in connection with the employment agreements of Messrs. Kurnit and Day.

      (f) To reflect additional compensation expense relating to eligible bonuses, the minimum amount of which is $2,300. Potential pro forma adjustments relating to bonuses in excess of the minimum amount have been omitted since the payment of such bonuses is dependent upon the achievement of performance goals to be established by PRIMEDIA management.

      In addition, Messrs. Kurnit and Day also entered into share lock-up agreements with PRIMEDIA, pursuant to which each agreed to specific restrictions regarding the transferability of their shares of PRIMEDIA common stock issued in the merger. Under the terms of these agreements, during the first year after the closing of the merger, Messrs. Kurnit and Day may sell a portion of their shares of PRIMEDIA common stock, subject to PRIMEDIA's right of first refusal with respect to any sale. In addition, Messrs. Kurnit and Day were guaranteed a minimum per share sales price of $15.25 on 1,639,344 shares ($25,000) and 532,786 shares ($8,125), respectively. In the event of any per share shortfall upon sale, PRIMEDIA will pay them the difference between the $15.25 per share and the actual per share sales price for each share sold and that difference will be charged to additional paid-in-capital representing a contingent payment based on the market price of PRIMEDIA common stock. The pro forma financial statements do not reflect the impact, if any, of these agreements.

      (g) To adjust pro forma amortization expense based on the excess of purchase price over net assets acquired related to the merger. This excess will be amortized over an estimated useful life of three years. PRIMEDIA believes that a three-year life is responsive to the rapid rate of change in the Internet industry and is consistent with other recent mergers of a comparable nature. The final allocation of purchase price may result in amortization expense that is different than the preliminary estimate of this amount. The pro forma adjustment represents the difference between the amortization of the $494,582 excess of purchase price over net assets acquired over a three year period and About's historical amortization.

      (h) The pro forma adjustments reflect the additional shares to be issued based on the exchange ratio used to consummate the merger and include the additional shares of restricted PRIMEDIA common stock to be issued to Messrs. Kurnit and Day in connection with their employment agreements that will vest in the first year of the acquisition. Pro forma loss per share has been determined based on pro forma net loss after preferred stock dividends divided by the weighted average number of shares of PRIMEDIA common shares outstanding. Stock options were not included in the computation of pro forma loss per share because the effect of their inclusion would be antidilutive. The weighted averages shares outstanding is calculated as follows:

      Weighted average shares of About assuming shares issued in connection with
      2000 acquisitions were outstanding for the entire year          19,383,962

      Less: Weighted averages shares of About owned by PRIMEDIA          486,296
                                                                      ----------

              Total shares                                            18,897,666

      Exchange ratio                                                      2.3409
                                                                      ----------

              Subtotal                                                44,237,546

      Shares of restricted PRIMEDIA common stock issued
      to Messrs. Kurnit and Day that will vest in the
      first year of the acquisition (see note (d))                       738,863
                                                                      ----------

      Total About weighted average shares outstanding at
      December 31, 2000                                               44,976,409
                                                                      ==========

      (i) The pro forma adjustment reflects the amortization of the unearned compensation, on a graded basis relating to the intrinsic value of the "in-the-money" unvested replacement options (see note (a)).

      (j) The pro forma adjustment reflects the elimination of merger related costs incurred by About that were charged to operations in 2000.

      (k) The pro forma adjustment reflects the pro forma impact of About's acquisitions during 2000 for the periods prior to the date of acquisition.

                         Report of Independent Auditors

The Board of Directors and Stockholders
About.com, Inc.

We have audited the accompanying consolidated balance sheet of About.com, Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of About.com, Inc. and subsidiaries at December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


                                        /s/ Ernst & Young LLP

New York, New York
January 29, 2001, except for
Note 6 as to which the date is
March 29, 2001

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
About.com, Inc.:

We have audited the accompanying consolidated balance sheet of About.com, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' (deficit) equity and cash flows for each of the years in the two-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of About.com, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1999 in conformity with accounting standards generally accepted in the United States of America.


                                        /s/ KPMG LLP

New York, New York
January 24, 2000

                                About.com, Inc.
                                Consolidated Balance Sheets
                                (in thousands, except share and per share amounts)

                                                                          December 31,
                                                                     ----------------------
                                                                        2000         1999
                                                                     ---------    ---------
                                  Assets

Current assets:
   Cash and cash equivalents                                         $  45,177    $  74,780
   Short-term marketable securities                                     60,166       86,937
   Accounts receivable, less allowance for doubtful
   accounts of $3,300 and $780, respectively                            18,708       11,067
   Other current assets                                                  4,263        1,354
                                                                     ---------    ---------

      Total current assets                                             128,314      174,138
                                                                     ---------    ---------

Property and equipment, net                                             23,555        9,401
Long-term marketable securities                                         13,992       14,197
Note receivable                                                          4,633           --
Investments                                                              6,811           --
Goodwill, net                                                          120,133       39,184
Other assets, net                                                        5,524        5,162
                                                                     ---------    ---------

      Total assets                                                   $ 302,962    $ 242,082
                                                                     =========    =========

                   Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable and accrued expenses                             $  14,920    $  13,421
   Guide fees payable                                                    1,112        1,188
   Deferred revenue                                                        459        1,019
   Current portion of notes payable                                        424          412
   Current installments of obligations under capital leases                 78          157
                                                                     ---------    ---------

      Total current liabilities                                         16,993       16,197
                                                                     ---------    ---------

Notes payable, excluding current portion                                    30          695
Deferred rent                                                              759           21
Obligations under capital leases, excluding current installments            40           10

Commitments and contingencies                                               --           --

Stockholders' equity:
   Preferred stock, $0.001 par value; 5,000,000 shares authorized,
     no shares issued and outstanding                                       --           --
   Common stock, $0.001 par value; 100,000,000 shares authorized,
     22,300,969 and 16,175,367 shares issued and outstanding,
     at December 31, 2000 and 1999, respectively                            22           16
   Additional paid-in capital                                          491,229      309,755
   Deferred compensation                                                (1,312)      (2,859)
   Prepaid marketing                                                   (52,894)          --
   Accumulated deficit                                                (151,905)     (81,753)
                                                                     ---------    ---------

      Total stockholders' equity                                       285,140      225,159
                                                                     ---------    ---------

      Total liabilities and stockholders' equity                     $ 302,962    $ 242,082
                                                                     =========    =========

          See accompanying notes to consolidated financial statements.

                                 About.com, Inc.
                      Consolidated Statements of Operations
               (in thousands, except share and per share amounts)

                                                                 Year ended December 31,
                                                      --------------------------------------------
                                                          2000            1999            1998
                                                      ------------    ------------    ------------
Revenue                                               $     96,968    $     26,962    $      3,722

Cost of revenue                                             35,081          13,981           4,188
Non-cash compensation                                        3,695           3,631              27
                                                      ------------    ------------    ------------

   Gross profit (loss)                                      58,192           9,350            (493)
                                                      ------------    ------------    ------------

Operating expenses:
   Sales and marketing (includes $5,296 of non-cash
                       marketing expense in 2000)
                                                            52,020          48,597           7,890
   Product development                                      18,530           8,386           3,114
   General and administrative                               20,174           8,772           2,944
   Merger related costs                                      1,596              --              --
   Amortization of goodwill                                 39,086             967              --
   Non-cash compensation                                       935           1,099             451
                                                      ------------    ------------    ------------

Total operating expenses                                   132,341          67,821          14,399
                                                      ------------    ------------    ------------

   Loss from operations                                    (74,149)        (58,471)        (14,892)
                                                      ------------    ------------    ------------

Other income (expense):
   Other (expense) income, net                              (4,394)             95              --
   Interest income                                           8,866           3,444              50
   Interest expense                                           (144)           (164)           (736)
                                                      ------------    ------------    ------------

Other income (expense), net                                  4,328           3,375            (686)
                                                      ------------    ------------    ------------

Net loss                                                   (69,821)        (55,096)        (15,578)
                                                      ------------    ------------    ------------

Cummulative dividends and accretion of
   convertible preferred stock to
   liquidation value                                            --            (660)         (1,230)
                                                      ------------    ------------    ------------

Net loss attributable to common stockholders          $    (69,821)   $    (55,756)   $    (16,808)
                                                      ============    ============    ============

Net loss per basic and diluted common share           $      (3.82)   $      (5.30)   $      (9.71)
                                                      ============    ============    ============

Weighted average basic and diluted
   common shares outstanding                            18,283,244      10,518,713       1,731,598
                                                      ============    ============    ============

          See accompanying notes to consolidated financial statements.

                                 About.com, Inc.
            Consolidated Statement of Stockholders' Equity (Deficit)
                                 (in thousands)

                                                                                                      Accumulated
                                                                                                      deficit and
                                                Common Stock       Additional                           other            Total
                                             -------------------    paid-in    Deferred    Deferred  comprehensive   stockholders'
                                             Shares      Amount     capital  compensation  marketing     loss       equity (deficit)
                                             -------    --------    -------  ------------  --------- -------------  ----------------
Balance at December 31, 1997                   1,475    $      2    $    133    $    --    $     --    $ (11,079)      $(10,944)
Issuance of warrants in connection with
  debt transactions                               --          --         216         --          --           --            216
Deferred compensation, net of amortization        --          --       1,717     (1,239)         --           --            478
Exercise of stock options and warrants           728          --       2,333         --          --           --          2,333
Issuance of stock options and
  warrants in lieu of services rendered           --          --          63         --          --           --             63
Cumulative dividends on
  convertible preferred stock                     --          --      (1,197)        --          --           --         (1,197)
Accretion of convertible preferred
  stock to liquidation value                      --          --         (34)        --          --           --            (34)
Net loss                                          --          --          --         --          --      (15,578)       (15,578)
                                             -------    --------    --------    -------    --------    ---------       --------

Balance at December 31, 1998                   2,203           2       3,231     (1,239)         --      (26,657)       (24,663)

Cumulative dividends on
  convertible preferred stock                     --          --        (646)        --          --           --           (646)
Accretion of convertible preferred
  stock to liquidation value                      --          --         (14)        --          --           --            (14)
Issuance of common stock in private              107          --       2,500         --          --           --          2,500
  placement
Conversion of preferred stock in
  connection with About's IPO                  6,140           6      32,725         --          --           --         32,731
Forgiveness and cancellation of interest
  on Series A Notes in connection with
  About's IPO                                     --          --         341                                                341
Issuance of common stock in
  initial public offering, net                 3,450           3      78,546         --          --           --         78,549
Compensation expense related guide option         --          --       3,612         --          --           --          3,612
  grant
Issuance of common stock in
  connection with acquisitions
  (see Note 11)                                  567           1      39,421         --          --           --         39,422
Exercise of stock options and warrants           572           1       1,043         --          --           --          1,044
Deferred compensation, net of
  amortization and terminations                   --          --       2,740     (1,620)         --           --          1,120
Issuance of common stock in connection
  with employee stock purchase plan               26          --         563         --          --           --            563
Issuance of common stock in
  connection with follow-on offering, net      3,110           3     145,693         --          --           --        145,696
Net loss                                          --          --          --         --          --      (55,096)       (55,096)
                                             -------    --------    --------    -------    --------    ---------       --------

Balance at December 31,1999                   16,175          16     309,755     (2,859)         --      (81,753)       225,159
                                             -------    --------    --------    -------    --------    ---------       --------

Exercise of stock options and warrants           872           1       5,832         --          --           --          5,833
Compensation expense related
  to guide and employee option grants             --          --       3,765         --          --           --          3,765
Deferred compensation, net of
  amortization and terminations                   --          --        (683)     1,547          --           --            864
Issuance of common stock in connection
  with employee stock purchase plan               63          --       1,342         --          --           --          1,342
Issuance of common stock in
  connection with acquisitions
  (see Note 11)                                2,322           2     113,356         --          --           --        113,358
Repurchase of common stock                        (5)         --        (325)        --          --           --           (325)
Issuance of common stock in connection
  with marketing and related service
  contracts                                    2,874           3      58,187         --     (52,894)          --          5,296
Net loss                                                                                                 (69,821)       (69,821)
--------                                                                                               ---------       --------
Foreign currency translation adjustment           --          --          --         --          --         (331)          (331)
  Comprehensive loss                              --          --          --         --          --      (70,152)       (70,152)
                                             -------    --------    --------    -------    --------    ---------       --------

Balance at December 31, 2000                  22,301    $     22    $491,229    $(1,312)   $(52,894)   $(151,905)      $285,140
                                             =======    ========    ========    =======    ========    =========       ========

          See accompanying notes to consolidated financial statements.

                                 About.com, Inc.
                      Consolidated Statements of Cash Flows
                                 (in thousands)

                                                                                Year ended December 31,
                                                                         -----------------------------------
                                                                            2000         1999         1998
                                                                         ---------    ---------    ---------
Operating activities:
   Net loss                                                              $ (69,821)   $ (55,096)   $ (15,578)
   Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation and amortization                                         45,639        3,858          568
      Amortization of debt discount and issuance costs                          --           --          236
      Non-cash compensation expense                                          4,630        4,730          478
      Amortization of deferred marketing                                     5,296           --           --
      Mark down to market-value of note receivable                           3,791           --           --
      Deferred interest on debt                                                 --           --          402
      Stock options and warrants issued in lieu of services rendered            --           --           63
      Loss in equity investment                                                603           --           --
      Changes in operating assets and liabilities, net of effect of acquisitions:
         Accounts receivable, net                                           (6,514)      (9,770)        (799)
         Other current assets                                               (2,728)      (1,227)        (100)
         Other assets, net                                                     (78)      (4,294)         (36)
         Accounts payable and accrued expenses                              (4,420)       6,229        5,223
         Guide fees payable                                                    (74)         725          305
         Deferred revenue                                                     (626)       1,019         (529)
         Deferred rent                                                         737          (26)          (2)
                                                                         ---------    ---------    ---------

                  Net cash used in operating activities                    (23,565)     (53,852)      (9,769)
                                                                         ---------    ---------    ---------

Investing activities:
   Cash paid for (used in) acquisitions, net of cash acquired                  628         (769)          --
   Purchase of marketable securities                                      (508,018)    (206,982)          --
   Sale of marketable securities                                           534,994      105,848
   Note receivable                                                          (8,424)          --           --
   Investments                                                              (7,745)          --           --
   Purchase of URL names                                                      (165)        (800)          --
   Capital expenditures                                                    (18,850)      (8,461)      (2,942)
                                                                         ---------    ---------    ---------

                  Net cash used in investing activities                     (7,580)    (111,164)      (2,942)
                                                                         ---------    ---------    ---------

Financing activities:
   Proceeds from issuance of common stock related to initial
   public offering and concurrent placement, net                                --       81,049           --
   Proceeds from issuance of common stock related to
   follow-on offering, net                                                      --      145,696           --
   Proceeds from issuance of convertible preferred stock, net                   --           --       18,182
   Proceeds from issuance of common stock in connection with
   the exercise of options and warrants                                      5,833        1,044        2,333
   Repurchase of common stock                                                   (2)          --           --
   Proceeds from issuance of common stock in connection with
   the Employee Stock Purchase Plan                                          1,342          563           --
   Proceeds from the issuance of loans payable                                  --           --        2,881
   Proceeds from secured credit facility                                        --          781          438
   Repayment of acquired company debt                                       (4,680)          --           --
   Principal payments under secured credit                                    (767)        (349)          --
   facility
   Principal payments under capital leases                                    (184)        (201)        (213)
   Deferred offering/financing costs                                            --          569         (569)
                                                                         ---------    ---------    ---------
                  Net cash provided by financing activities                  1,542      229,152       23,052
                                                                         ---------    ---------    ---------

                  Net (decrease) increase in cash and cash equivalents     (29,603)      64,136       10,341

      Cash and cash equivalents at beginning of year                        74,780       10,644          303
                                                                         ---------    ---------    ---------

      Cash and cash equivalents at end of year                           $  45,177    $  74,780    $  10,644
                                                                         =========    =========    =========

          See accompanying notes to consolidated financial statements.

                                About.com, Inc.
               Consolidated Statements of Cash Flows (Continued)
                      (in thousands, except share amounts)

                                                                                   Year ended December 31,
                                                                           ------------------------------------
                                                                               2000           1999        1998
                                                                           ------------   ------------   ------
Supplemental disclosures of cash flow information:

   Cash paid for interest                                                  $        144   $        164   $   94
                                                                           ============   ============   ======

Supplemental disclosures of non-cash investing and financing activities:

   Barter revenue                                                          $      7,500   $      1,895   $  366
                                                                           ============   ============   ======

   Barter expense                                                          $      5,309   $      1,895   $  366
                                                                           ============   ============   ======

   Equipment acquired under capital leases                                 $         --   $         --   $  179
                                                                           ============   ============   ======

   Conversion of $4,950 of the convertible notes payable-
    Series A notes together with $70 of interest thereon into
    3,346,715 shares of Series A preferred stock on April 23, 1998         $         --   $         --   $5,020
                                                                           ============   ============   ======

   Conversion of $1,700 of the 8.25% notes payable together
    with $305 of interest thereon into 1,114,327 shares of
    Series B preferred stock on April 23, 1998                             $         --   $         --   $2,006
                                                                           ============   ============   ======

   Conversion of $2,800 of the convertible notes payable-
    Series B notes together with $70 of interest thereon into
    1,594,380 shares of Series B preferred stock on April 23, 1998         $         --   $         --   $2,870
                                                                           ============   ============   ======

   Conversion of $1,556 of the 8.25% notes payable together
    with $226 of interest thereon into 913,856 shares of
    Series C preferred stock on November 13, 1998                          $         --   $         --   $1,782
                                                                           ============   ============   ======

   Conversion of $1,081 of the convertible notes payable-
    Series C notes together with $9 of interest thereon into
    558,917 shares of Series C preferred stock on November 13, 1998        $         --   $         --   $1,090
                                                                           ============   ============   ======

   Conversion of Series A, B and C preferred stock into
    1,191,433, 2,348,572 and 2,599,455 shares of common stock
    on March 24, 1999                                                      $         --   $     32,731   $   --
                                                                           ============   ============   ======

   Forgiveness and cancellation of interest on March 24, 1999              $         --   $        341   $   --
                                                                           ============   ============   ======

   Issuance of common stock in connection with
    acquisitions (see Note 11)                                             $    113,358   $     39,422   $   --
                                                                           ============   ============   ======

   Issuance of common stock in connection with marketing and related
    service contracts                                                      $     58,190   $         --   $   --
                                                                           ============   ============   ======

          See accompanying notes to consolidated financial statements.

                                 ABOUT.COM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 and 1999

(1) Organization and Business

      About.com, Inc. ("About" or the "Company") was incorporated in New York on June 27, 1996 (inception) as General Internet Inc. and commenced operations on that date. In December 1998, General Internet Inc. changed its corporate name to MiningCo.com, Inc. and reincorporated in Delaware. In May 1999, MiningCo.com, Inc. changed its corporate name to About.com, Inc. About's Internet service, About.com, is a platform comprised of a network of more than 700 highly-targeted, topic-specific web sites. About's primary source of revenue is from the sale of advertising, which is conducted within one operating segment.

      About's business is characterized by rapid technological change, new product and service developments and evolving industry standards. Inherent in the Company's business are various risks and uncertainties, including its uncertain profitability, history of losses, dependence on the Internet and risks associated with Internet advertising.

      On February 23, 1999, About and Comcast Interactive Investments, Inc. ("Comcast") entered into a common stock purchase agreement pursuant to which About agreed to sell $2.5 million of common stock to Comcast. These common shares were purchased directly from About in a private placement transaction at a price 93% of About's initial public offering ("IPO") price per share (or $23.25 per share). The underwriters did not receive any discount or commission related to this transaction. The closing of the concurrent placement was contingent upon the closing of About's IPO.

      On March 24, 1999, About completed its IPO, which resulted in the issuance of 3,450,000 shares of common stock at $25.00 per share (which included 450,000 shares issued in connection with the exercise of the underwriters' over-allotment option) and the concurrent placement of 107,527 shares to Comcast, as described above. In addition, upon the closing of the IPO, 3,346,715, 6,597,596 and 7,301,811 shares of Series A, B and C convertible preferred stock, respectively, automatically converted into 6,139,640 shares of common stock and $341,300 in unsecured promissory notes payable were forgiven. Net proceeds from the IPO and concurrent placement, after underwriting fees of $6.0 million and offering costs of $1.7 million, were approximately $81.0 million.

      On October 29, 1999, About completed a follow-on public offering resulting in the issuance of 3,000,000 shares of common stock at $49.875 per share. Net proceeds from the offering, after underwriting fees of $8.3 million and offering costs of $700,000, were approximately $140.6 million. On November 19, 1999, the underwriters purchased 110,000 shares of common stock at $49.875 per share to cover over-allotments. Net proceeds from this purchase, after underwriting fees of $300,000, were approximately $5.1 million.

      On October 29, 2000, About entered into an Agreement and Plan of Merger (the "Merger"), with PRIMEDIA Inc., ("Primedia") whereby About will merge with and become a subsidiary of Primedia, in a transaction valued at approximately $690.0 million, which is based upon the closing stock prices of Primedia and About on October 27, 2000. The Merger has been approved by the Board of Directors of both companies, and will enable the About stockholders to receive
2.3409 shares of Primedia's common stock for each share of About's common stock.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      On February 20, 2001, About's stockholders approved the proposed Merger with Primedia. As both companies obtained the required regulatory approvals, the transaction closed on February 28, 2001. The consolidated financial statements do not reflect any affects of the Merger.

(2) Transactions with Primedia

      Simultaneous with and subsequent to the Merger (as described in Note 1), the Company entered into various business arrangements with Primedia, including agreements to deliver advertising impressions and contracts to purchase marketing and promotional services.

      In exchange for advertising impressions to be delivered by About during the fourth quarter of 2000, Primedia agreed to pay the Company $5.9 million. In addition, About entered into a twelve month agreement with Primedia beginning December 1, 2000, whereby it would deliver certain banner advertisements, text links and email newsletter promotions that link to Primedia web locations designed for magazine subscription sign-ups, in exchange for a payment of $833,000 each month. For the year ended December 31, 2000, About recognized approximately $6.7 million related to these agreements, which is included in revenue in the accompanying consolidated statement of operations.

      In October and December 2000, About agreed to purchase an aggregate of approximately $55.7 million in marketing and promotional services from Primedia. In exchange for these services, About issued a total of 2,752,608 shares of its common stock. These contracts extend over a period of 5 years, and non-cash marketing expense is recognized at the time the marketing services are provided. For the year ended December 31, 2000, approximately $5.3 million in non-cash marketing expense was recognized as a component of sales and marketing expense in the accompanying consolidated statement of operations, with the remaining $50.4 million recorded as prepaid marketing within the stockholders' equity section in the accompanying consolidated balance sheet at December 31, 2000.

      On December 6, 2000, About entered into an agreement to use the Primedia consumer and special interest magazine mailing list ("Mailing List"), exclusively for mailings promoting the Company. In consideration for the use of the Mailing List, About issued 120,987 shares of its common stock, valued at approximately $2.5 million. According to the terms of the agreement, About has certain limitations to the use of such Mailing List, none of which had been used as of December 31, 2000, resulting in the recognition of $2.5 million of prepaid marketing within the stockholders' equity section in the accompanying consolidated balance sheet at December 31, 2000.

      For the year ended December 31, 2000, the Company recorded approximately $1.6 million of direct costs associated with the pending merger with Primedia. These charges primarily consist of investment banker fees and fees for legal and accounting services directly related to the pending transaction.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

(3) Significant Accounting Policies

      (a) Principles of Consolidation

      The Company's consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries from their respective dates of acquisition (see Note 11). The Company uses the equity method of accounting for investments in affiliates where it exercises significant influence over operating and financial policies, but not control. Investments in affiliates that the Company does not control or possess significant influence over are accounted for by the cost method. All intercompany transactions and balances have been eliminated in consolidation.

      (b) Reclassification

      About has made certain reclassifications in prior years' consolidated financial statements to conform with current year presentation.

      (c) Revenue and Expense Recognition

      Revenue Recognition

      Advertisements

      To date, substantially all of About's revenues have been derived from the sale of advertisements on About web properties. About offers numerous sizes and types of advertising placement, including banner advertisements, button advertisements, text links and sponsorship programs. Advertising revenues are derived principally from short-term advertising contracts in which About typically guarantees a minimum number of impressions to advertisers over a specified period of time, for a fixed fee. Revenues from advertising sales are recognized ratably in the period in which the advertisement is displayed, provided that no significant About obligations remain, at the lesser of the ratio of impressions delivered over total guaranteed impressions or the straight-line basis over the term of the contract, and collection of the resulting receivable is probable. Payments received from advertisers prior to displaying their advertisements on About.com are recorded as deferred revenue. Pursuant to its agreements with advertisers, About generally guarantees a minimum number of impressions (times that an advertisement appears in pages viewed by the users of About.com) to be delivered over a specified period of time for a fixed fee. To the extent minimum guaranteed impression levels are not met ratably over the contract period, About defers recognition of the corresponding pro-rata portion of the revenues relating to such unfulfilled obligations until the guaranteed impression levels are achieved. When there is no guarantee of a minimum number of impressions over a specified period of time, About recognizes revenues in the period in which the advertisement is displayed. About's short-term advertising agreements are generally terminable by either party upon relatively short notice. In certain cases, these agreements are longer in duration and entitle About to a share of revenues generated by sales over a particular threshold, resulting from direct links from About.com. About's revenue derived from these revenue sharing agreements is recognized by About upon the notification from its advertisers and electronic commerce partners of sales attributable to About.com, and the collection of the resulting receivables is probable.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      At December 31, 2000 and 1999, accounts receivable included approximately $707,000 and $331,000 of unbilled receivables, respectively. Such unbilled receivables represent the recognized sales value of short-term advertising contracts that were earned but not billable to customers. The terms of the related advertising contracts typically require billing at the end of 30, 60 or 90 days from the signing of the contract.

      Product Development

      A portion of About's revenues are from production and development fees. Production and development fees represent HTML design services, graphic services, engineering and database development and related services. About charges clients for these services based upon either a fixed price or a time and materials basis. Revenue is recognized over the life that these services are to be performed. These revenues fluctuate based on the number of new programs initiated, types of services and scope and complexity of each program.

      Barter Transactions

      A portion of About's revenues are from barter advertisements (agreements whereby About trades advertisements on About.com in exchange for advertisements on third-party web sites) or from services provided by third parties. Barter revenues and expenses are recognized in accordance with Emerging Issues Task Force ("EITF") 99-17, "Accounting for Barter Advertising." Revenue from barter advertising transactions is recognized as income when advertisements are delivered on About.com. Barter expense is recognized when About's advertisements are run on third-party web sites or when services are provided by third parties. Barter expense is included as a component of cost of revenue. Barter advertising revenue was approximately $7.5 million, $1.9 million and $366,000 for the years ended December 31, 2000, 1999 and 1998, respectively. Barter expense was approximately $5.3 million, $1.9 million and $366,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

      Expense Recognition

      Guide Compensation

      About's guides are compensated at an amount equal to the greater of a monthly minimum guarantee or a percentage of net advertising revenues generated by the entire network, which is distributed among the guides based on the user traffic on their respective sites. Net advertising revenues has been defined as total advertising revenues received less particular types of non-cash revenues, third-party advertising sales representative organization fees and marketing expenses. Guides are currently entitled to a percentage of net transaction revenues and net syndication revenues. In addition, management may distribute a semi-annual discretionary bonus to guides. Guide compensation is included as a component of cost of revenue, except for the non-cash compensation portion which is recorded in connection with the grant of stock options to the guides and presented as a separate line item above the gross profit (loss) line.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      Distribution and Syndication Partnerships

      About has entered into distribution and syndication partnership agreements that drive traffic to About.com. Through these partnerships, About provides content to a partner's web site, and users can link to About.com by clicking on the content. About has agreements to provide content to some of the leading Internet service providers, content web sites, search engines/Internet directories and broadband cable-related sites. These short-term agreements typically require About to make payments, which are included in sales and marketing expense in the accompanying statements of operations, that are either fixed or are based on the amount of user traffic directed from the partner's site to About.com. About's fixed fees are paid on a monthly basis and contracts in which fees are paid in advance are deferred and amortized over the contract term.

      Product Development

      Product development expenses include personnel and consulting costs associated with the design, development and testing of About.com and About's systems and editorial personnel costs. About generally expenses its product development expenses as they are incurred. In the first quarter of 1999, the Company adopted the American Institute of Certified Public Accountants Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance for determining whether computer software is internal-use software and for accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use.

      (d) Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying footnotes. Actual results could differ from those estimates.

      (e) Cash and Cash Equivalents

      About considers all highly liquid securities with original maturities of three months or less to be cash equivalents. At December 31, 2000 and 1999, such amounts, approximating $28.2 million and $70.6 million, were included in cash and cash equivalents.

      (f) Investments in Marketable Securities

      Short-term investments in marketable securities are classified as available-for-sale with a maturity date from 90 days to one year and are available to support current operations or to take advantage of other investment opportunities. These investments consist of commercial paper, treasury notes and other government agency notes which are stated at book value. Realized gains and losses and declines in value, judged to be other-than-temporary, are included in other income,

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

net in the accompanying statements of operations. The cost of securities sold is based on the specific-identification method and interest earned is included in interest income. Short-term investments were approximately $60.2 million and $86.9 million at December 31, 2000 and 1999, respectively.

      Long-term investments in marketable securities consist entirely of treasury notes. Long-term investments were approximately $14.0 million and $14.2 million at December 31, 2000 and 1999, respectively.

      For the years ended December 31, 2000, 1999 and 1998, About did not recognize any material gains or losses upon the sale of securities. Dividend and interest income is recognized when earned. At December 31, 2000 and 1999, the fair value of investments in marketable securities approximated cost and the unrealized holding gains or losses were not material.

      (g) Property and Equipment, net

      Property and equipment are stated at cost and depreciated over their estimated useful lives of three to seven years on a straight-line basis. Leasehold improvements are amortized on a straight-line basis over their estimated useful lives, or the term of the related lease, whichever is shorter. Equipment under capital leases is stated at the present value of minimum lease payments and is amortized using the straight-line basis over the shorter of the lease term or the estimated useful life of the assets.

      (h) Goodwill, net

      Goodwill, net represents the excess of cost over fair value of net assets acquired and is being amortized on a straight-line basis over an expected period of benefit of three years. Approximately $40.0 million and $1.0 million of accumulated amortization is included in goodwill, net at December 31, 2000 and 1999.

      (i) Other Assets, net

      At December 31, 2000 and 1999, other assets include security deposits and costs incurred in connection with the purchase of URL names. In December 1999, About set up a security deposit of $4.0 million related to the lease for its New York office space. The deposit is held as a certificate of deposit. Security deposits for additional lease locations totaled $812,000 at December 31, 2000 and $443,900 at December 31, 1999. URL costs capitalized as of December 31, 2000 and 1999 amounted to $965,000 and $800,000, respectively, and are being amortized over a 5-year period. As of December 31, 2000 and 1999, URL costs, net of amortization, amounted to $712,000 and $718,200, respectively.

      (j) Impairment of Long-Lived Assets

      In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of," About periodically reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

asset may not be fully recoverable. Impairment of long-lived assets exist if, at a minimum, the future expected cash flows (undiscounted and without interest charges) from an entity's operations are less than the carrying value of these assets. Except as described in Note 6, the Company does not believe that any such impairment has occurred.

      (k) Income Taxes

      About accounts for income taxes using the asset and liability method, in accordance with SFAS No. 109, "Accounting for Income Taxes."

      (l) Advertising Expense

      Advertising costs are expensed as incurred. The Company incurred approximately $32.2 million, $41.1 million, and $5.3 million in advertising costs for the years ended December 31, 2000, 1999 and 1998, respectively, which are included in sales and marketing in the accompanying consolidated statements of operations.

      (m) Stock-based Compensation

      About accounts for its employee stock option grants in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations because the alternative fair value accounting provided for under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, if the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. Compensation expense related to employee stock options is recorded only if, on the date of grant, the fair value of the underlying stock exceeds the exercise price.

      About accounts for non-employee stock-based awards in which goods or services are the consideration received in exchange for equity instruments issued based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measured.

      (n) Stock Split

      All common share and per share amounts in the accompanying consolidated financial statements have been adjusted retroactively for a 1.00-for-2.809 reverse stock split of About's common stock which was approved by the Board of Directors and stockholders and effected on March 19, 1999.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      (o) Prepaid Marketing

      In October and December 2000, the Company issued an aggregate of 2,873,595 shares of common stock valued at $58.2 million to Primedia, in exchange for marketing and related services. These marketing credits are presented as prepaid marketing in the equity section in the accompanying consolidated balance sheet at December 31, 2000, and are recorded as non-cash marketing expense as the services are provided to About. For the year ended December 31, 2000, About recorded approximately $5.3 million in non-cash marketing expense, which is included in sales and marketing on the accompanying consolidated statement of operations.

      (p) Comprehensive Loss

      In accordance with the Financial Accounting Standards Board's ("FASB") SFAS No. 130, "Reporting Comprehensive Income," which establishes rules for the reporting and display of net income (loss) and other gains and losses affecting stockholders' equity that are excluded from net income (loss), the Company has reported a translation loss of $331,000 for the year ended December 31, 2000. This translation loss is included in the accompanying consolidated statement of stockholders' equity (deficit), under the column "Accumulated deficit and other comprehensive loss."

      (q) Recent Accounting Pronouncements

      In June 1999, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which established accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. In June 2000, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133," which amended the effective date of FASB 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company has adopted this statement, noting no effect on operations as it currently does not engage or plan to engage in derivative instruments or hedging activities.

      In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB 101 provided guidance regarding certain existing accounting principles for the recognition and classification of revenue within financial statements. The Company adopted SAB 101 during 2000, noting no material impact on its results of operations.

      In March 2000, the FASB issued Interpretation No. 44, "Accounting For Certain Transactions Involving Stock Compensation" ("FIN No. 44"), which provided guidance for applying APB Opinion No. 25. With certain exceptions, FIN No. 44 applies prospectively to new awards, exchanges of awards in a business combination, modifications to outstanding awards and changes in grantee status on or after July 1, 2000. The adoption of FIN No. 44 in 2000 did not have a significant impact on the Company's results of operations.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      In March 2000, the EITF reached a consensus on Issue 00-2, "Accounting for Web Site Development Costs," which provided guidance on when to capitalize versus expense costs incurred to develop a web site. The consensus is effective for web site development costs in quarters beginning after June 30, 2000. The Company has applied the guidance as described by Issue 00-2 for the year ended December 31, 2000, noting no material impact on its results of operations.

(4) Business and Credit Concentrations

      Financial instruments which subject the Company to a concentration of credit risk consist primarily of cash, cash equivalents, short and long-term investments and accounts receivable.

      About maintains its cash and cash equivalents and short and long-term investments within domestic financial institutions. About performs periodic evaluations of the relative credit standing of these institutions. From time to time, About's cash balances with these financial institutions may exceed Federal Deposit Insurance Corporation insurance limits.

      About's accounts receivables result from customers that are concentrated mainly in the United States. About performs ongoing credit evaluations of these customers, generally does not require collateral and establishes an allowance for doubtful accounts based upon factors surrounding credit risk, historical trends and other information. To date, such amounts have been within management's expectations. At December 31, 2000, one customer accounted for more than 10% of the Company's accounts receivable balance. At December 31, 1999, no customers accounted for 10% or more of the Company's accounts receivable balance.

      For the years ended December 31, 2000 and 1999 no customers accounted for over 10% of total revenues generated by About. For the year ended December 31, 1998, one customer accounted for approximately 12% of total revenues generated by About, and a third-party Internet advertising sales representative organization accounted for approximately 21% of About's total revenues.

(5) Property and Equipment

            Property and equipment consist of the following (in thousands):

                                                               December 31,
                                                           --------------------
                                                             2000        1999
                                                           --------    --------
Equipment and computer hardware, including
  assets under capital leases of $708 and $665,
  respectively                                             $ 22,620    $ 12,286
Leasehold improvements                                        8,880         406
Furniture and fixtures                                        2,058         329
                                                           --------    --------
                                                             33,558      13,021
Less accumulated depreciation and amortization, including
  assets under capital leases of $628 and $487,
  respectively                                              (10,003)     (3,620)
                                                           --------    --------

Total                                                      $ 23,555    $  9,401
                                                           ========    ========

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

(6) Note Receivable

      Note receivable consists of a $5.15 million Senior Secured Promissory Note ("Note") entered into by the Company on June 8, 2000 with Smartshop.com, Inc. ("Smartshop"), which matures on March 8, 2001. Effective October 31, 2000, the Note was amended to increase the principal to approximately $8.5 million, and the Company simultaneously entered into a Series C Preferred Stock Purchase Agreement ("Preferred Stock Agreement") with Smartshop, whereby the Company has agreed to purchase 6,296,295 shares of Smartshop's Series C Preferred Stock, for approximately $8.5 million, through the conversion of the unpaid Note. On March 29, 2001, the Note was further amended to extend the date of maturity to March 21, 2002. At the same time, the Company also amended the conversion provision, whereby at the Company's option, it may elect to convert all or a potion of the unpaid principal and interest into the number of Series C Preferred Stock equal to the quotient of the unpaid Note, divided by $1.04.

      In accordance with the Company's policy of reviewing long-lived assets for impairment whenever events or changes in circumstances indicates that the carrying amount of an asset may not be fully recoverable, About has determined the Note to be impaired. As a result, the Company recorded a mark-down to market value of approximately $3.8 million, which is included in other (expense) income, net in the accompanying consolidated statement of operations for the year ended December 31, 2000.

(7) Investments

      Equity Investment

      In June 2000, the Company entered into a joint venture, Recruit About.com Japan, Inc. ("Recruit"), to launch a Japanese internet service. About currently holds a 47.5% interest in this venture and accounts for it under the equity method of accounting, utilizing a quarterly lag on the recognition of About's share of loss from the investment. For the year ended December 31, 2000, About recognized approximately $603,000 in equity loss, which is included in other income, net in the accompanying statement of operations. About contributed approximately $8.6 million to Recruit during the twelve months ended December 31, 2000.

      In connection with the joint venture, About entered into an agreement to provide Recruit with a license to use the About.com Intellectual Property, solely for the development, operation, management, marketing and maintenance of the Japan service. In exchange, Recruit paid a royalty fee to About of $2.8 million, which is recorded as an offset to the investment.

      Cost Investment

      In December 2000, About contributed $2.0 million to Keen.com in exchange for 160,000 Series E Preferred Shares in Keen.com. This investment, which represents a less than twenty percent ownership, is recorded at its historical cost.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

(8) Net Loss Per Basic and Diluted Common Share

      About adopted SFAS No. 128, "Computation of Earnings Per Share," during the year ended December 31, 1997. In accordance with SFAS No. 128 and the SEC's SAB No. 98, basic earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon the conversion of the convertible preferred stock (using the if-converted method) and shares issuable upon the exercise of stock options and warrants (using the treasury stock method); common equivalent shares are excluded from the calculation if their effect is anti-dilutive. Pursuant to SAB No. 98, all options, warrants or other potentially dilutive instruments issued for nominal consideration, prior to the anticipated effective date of an initial public offering (including the IPO), are required to be included in the calculation of basic and diluted net loss per share, as if they were outstanding for all periods presented. As a result, About has included 218,890 shares of common stock in the calculation of net loss per basic and diluted common share for the 1998 period presented which relate to certain investor warrants issued for nominal consideration, all of which were exercised in December 1998 when About exercised its right to call those warrants.

      Net loss per diluted common share for the years ended December 31, 2000, 1999 and 1998 does not include the effects of options to purchase 5,888,063, 3,142,591 and 1,128,649 shares of common stock, respectively, and 21,360, 30,260 and 68,708 common stock warrants, respectively, on an "as if" converted basis. Net loss per diluted common share for the year ended December 31, 1998 does not include 6,139,640 shares of convertible preferred stock on an "as if" converted basis. These securities are not included because their effect is anti-dilutive during each period.

(9) Income Taxes

      No provision for US federal or state income taxes has been recorded for any period as About has incurred operating losses since inception.

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

      Realization of deferred tax assets is dependent upon future earnings, if any. About has recorded a full valuation allowance against its deferred tax assets since management believes that it is more likely than not that these assets will not be realized. Significant components of About's deferred tax assets for federal and state income taxes are as follows (in thousands):

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

                                                        Year ended December 31,
                                                      -------------------------
                                                        2000             1999
                                                      --------         --------

Deferred tax assets:
Net operating loss carryforwards                      $ 58,119         $ 32,975
Allowance for doubtful accounts                          1,436              389
Deferred compensation                                    2,319              837
Depreciation                                               596               24
Deferred rent                                              330                9
                                                      --------         --------
                                                        62,800           34,234

Less valuation allowance                               (62,800)         (34,234)
                                                      --------         --------

Deferred tax asset                                    $     --         $     --
                                                      ========         ========

The reconciliation of the effective tax rate is as follows (in thousands):

                                                              December 31,
                                                        -----------------------
                                                          2000           1999
                                                        --------       --------

Tax at statutory rate                                   $(23,111)      $(19,284)
Goodwill                                                  13,680            339
Losses for which no benefit is provided                    7,636         18,945
Other non-deductible expenses                              1,795              0
                                                        --------       --------
Provision for income taxes                              $     --       $     --
                                                        ========       ========

      For the years ended December 31, 2000 and 1999, the valuation allowance for the deferred tax assets increased by approximately $28.6 million and $23.0 million, respectively. Of the total valuation allowance of approximately $62.8 million, subsequently recognized tax benefits, if any, in the amount of approximately $18.2 million will be applied directly to contributed capital. This amount relates to the tax effect of employee stock option deductions included in the Company's net operating loss carryforward.

      At December 31, 2000, About had net operating loss carryforwards for federal income tax purposes of approximately $138.4 million. There can be no assurance that About will realize the benefit of the net operating loss carryforwards. The federal net operating loss carryforwards are available to offset future taxable income and expire at various times through 2020 if not utilized.

      Due to the "change in ownership" provisions of the Internal Revenue Code 382, the availability of About's net operating loss and credit carryforwards may be subject to an annual limitation against taxable income in future periods, which could substantially limit the eventual utilization of these carryforwards.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

(10) Related-Party Transactions

      On April 20, 1998, About and a director of an investor in About executed an advisory agreement pursuant to which the individual agreed to provide consulting and advisory services to About including, but not limited to, introducing About to members of the investment community and assisting About with respect to financial and strategic matters. In consideration for his services under the advisory agreement, the individual was issued a warrant to purchase up to an aggregate of 21,360 shares of About's common stock, at an exercise price of $5.06 per share. The warrant is exercisable at any time during the 10-year period commencing on the date of the closing of a qualified initial public offering (which would include the IPO). The fair value of the warrant, using a black-scholes pricing model, resulted in a compensation charge of $36,000 during 1998. Assumptions used in this calculation include the following: a risk-free interest rate of 6%, no dividend yield rate, expected life of ten years and no volatility. This warrant had not been exercised as of December 31, 2000.

(11) Acquisitions

      On October 26, 2000, GBG Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of About, was merged with and into Glowbug.com, Inc. ("Glowbug"), a Delaware corporation, with Glowbug as the surviving corporation. The consideration paid in connection with the merger approximated $21.1 million, and consisted of the new issuance of 860,268 shares of common stock and approximately $20,000 of acquisition related costs.

      On August 31, 2000, OSW Acquisition Corporation, a New York corporation and wholly owned subsidiary of the Company, was merged with and into OneStopWinning.com, Inc. ("OSW"), a New York corporation, with OSW as the surviving corporation. The consideration of $2.8 million paid by the Company in connection with the merger consisted of 69,367 newly issued shares of common stock and approximately $10,000 of acquisition related costs.

      On August 5, 2000, WANM Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company, was merged with and into WiseAds New Media, Inc. ("WiseAds"), a Delaware corporation, with WiseAds as the surviving corporation. The consideration of $9.7 million paid by the Company in connection with the merger consisted of 236,066 newly issued shares of common stock, valued at $7.4 million, approximately $300,000 of acquisition related costs and the assumption of options to purchase shares of common stock of WiseAds which were exchanged for options to purchase 88,683 shares of About's common stock, valued at approximately $2.0 million.

      On May 12, 2000, About formed Jazz II Acquisition Corporation ("JAC"), a Delaware corporation and wholly owned subsidiary of the Company. JAC was merged into Sitetracker Marketing, Inc. ("Sitetracker"), with Sitetracker as the surviving corporation. As a result of the merger, Sitetracker is a wholly owned subsidiary of About. The consideration paid in connection with the merger approximated $8.0 million, through the new issuance of 199,726 shares of the Company's common stock, valued at $40.14 per share.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      On April 24, 2000, the Company acquired all of the assets of AllExperts.com ("AllExperts"), for a purchase price of approximately $1.2 million, which includes 38,968 newly issued shares of About's common stock, valued at $29.35 per share, and cash consideration of approximately $45,000.

      On March 24, 2000, About acquired Sombasa Media Inc. ("Sombasa") for approximately $38.1 million, including approximately $20,000 of acquisition costs. The consideration consisted of 406,673 newly issued shares of the Company's common stock, valued at $87.61 per share, as well as the assumption of options to purchase shares of common stock of Sombasa that were exchanged for options to purchase approximately 31,495 shares of About's common stock, valued at approximately $2.5 million.

      On January 28, 2000, About acquired ExpertCentral.com, Inc. ("ExpertCentral") for approximately $32.8 million, which includes approximately $200,000 of acquisition costs. The consideration consisted of 510,771 newly issued shares of the Company's common stock, valued at $62.80 per share, as well as the assumption of options to purchase shares of common stock of ExpertCentral that were exchanged for options to purchase approximately 8,287 shares of About's common stock, valued at approximately $500,000.

      On December 15, 1999, AAC (as defined below), was merged with and into North Sky, Inc. ("North Sky"), a Delaware corporation, with North Sky as the surviving corporation. The consideration of $37.6 million paid by the Company in connection with the merger consisted of 501,585 newly issued shares of common stock, valued at approximately $22.9 million, approximately $80,000 of acquisition related costs and the assumption of options to purchase shares of common stock of North Sky which were exchanged for options to purchase approximately 330,166 shares of About's common stock, valued at approximately $14.6 million.

      On June 14, 1999, About formed About Acquisition Corporation ("AAC"), a Delaware corporation and wholly owned subsidiary of the Company. AAC was merged into VantageNet, Inc. ("VantageNet"), with VantageNet as the surviving corporation. As a result of the merger, VantageNet is a wholly owned subsidiary of About. The consideration paid in connection with the merger approximated $2.5 million, which includes cash consideration of $550,000 and the issuance of 65,550 shares of the Company's common stock, valued at $29.75 per share.

      The acquisitions of Glowbug, OSW, WiseAds, Sitetracker, AllExperts, Sombasa, ExpertCentral, North Sky and VantageNet (collectively the "Acquisitions"), have been accounted for as purchase business combinations. The aggregate purchase price of the Acquisitions of approximately $153.8 million, has been allocated to the identifiable tangible and intangible assets acquired and liabilities assumed, based upon their respective estimated fair values. Substantially all of the aggregate purchase price was allocated to goodwill and is being amortized over a three-year period.

      The allocation of the aggregate purchase price was performed using values and estimates available as of the respective dates of the Acquisitions. Adjustments for pre-acquisition contingencies which could affect the amounts recorded by the Company may still be made through the end of one year from the consummation of the Acquisitions.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      The Company's consolidated results of operations includes results of operations from the Acquisitions' as of their respective acquisition dates. The following unaudited proforma information represents the consolidated results for the years ended December 31, 2000, 1999 and 1998, as if the acquisitions completed in 2000 had occurred as of January 1, 1999 and the acquisitions completed in 1999 had occurred as of January 1, 1998. The unaudited pro forma information has been included for comparative purposes and is not indicative of the results of operations of the consolidated Company had the Acquisitions been made as of such date, nor is it necessarily indicative of future results (amounts in thousands, except per share amounts):

                                            Year ended December 31, (unaudited)
                                            -----------------------------------
                                               2000         1999         1998
                                            ---------    ---------    ---------
Total revenues ..........................   $ 106,095    $  32,334    $   3,976
                                            =========    =========    =========
Net loss attributable to common
  stockholders ..........................   $ (91,691)   $ (91,878)   $ (29,074)
                                            =========    =========    =========
Net loss per basic and diluted common
  share .................................   $   (4.73)   $   (7.66)   $  (12.65)
                                            =========    =========    =========

Weighted average shares used in net loss
  per basic and diluted common share
  calculation (1) .......................      19,384       11,991        2,299
                                            ---------    ---------    ---------

      (1) The weighted average common shares used to compute pro forma net loss per basic and diluted common share include the actual weighted average common shares outstanding for the historical years ended December 31, 2000, 1999 and 1998, respectively, plus the common shares issued in connection with the Acquisitions, from January 1, 1998 or the date of inception of the acquired companies, if later.

(12) Notes Payable

      Notes Payable

      During January 1998, About entered into an asset backed credit facility with Phoenix Leasing Incorporated which was secured by About's fixed assets. During the year ended December 31, 1998, About received a total loan of $508,000. The effective interest rate of the credit facility is 18%. The remaining amount on the credit facility of $140,000 is due in full in 2001.

      In January and February 1999, About entered into a lease line of credit for $781,000 to finance capital equipment. The effective interest rate of the line of credit is 16%. At December 31, 2000, the outstanding balance approximates $314,000, of which, $284,000 is due in 2001 and $30,000 is due in 2002.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      8.25% Notes Payable

      On October 17, 1996, About executed a secured 8.25% Promissory Note ("8.25% Note") for the principal amount of $3,906,000. Between August 1997 and November 1998, the 8.25% Note was amended to reduce the principal and accrued interest amounts to zero, in exchange for a $650,000 Series A Note payable and 944,444 and 913,856 shares of Series B and C Convertible Preferred Stock, respectively. In connection with this exchange, warrants to purchase an aggregate total of 33,005 shares of About's common stock, at an exercise price of $4.21 per share, were issued. The fair value of the warrants, using a black-scholes pricing model, approximated $18,000 and was included in interest expense for the year ended December 31, 1998. In December 1998, 24,105 of the above warrants were cancelled.

The following summarizes the 8.25% Notes activity (in thousands):

                                                                 Principal   Interest    Total
                                                                 ---------   --------   -------
Balance at January 1, 1997 ....................................   $ 3,906    $    66    $ 3,972
Conversion into convertible notes payable - Series A on
  August 27, 1997 .............................................      (650)        --       (650)
Accrued interest during 1997 ..................................        --        308        308
                                                                  -------    -------    -------
Balance at December 31, 1997 ..................................   $ 3,256    $   374    $ 3,630
Conversion into Series B Preferred stock on April 23, 1998 ....    (1,700)      (306)    (2,006)
Accrued interest from January 1, 1998 through November 13, 1998        --        158        158
Conversion into Series C Preferred stock on November 13, 1998 .    (1,556)      (226)    (1,782)
                                                                  -------    -------    -------
Balance at December 31, 1998 ..................................   $    --    $    --    $    --
                                                                  =======    =======    =======

            Series A Notes

      Between March 27, 1997 and January 15, 1998, About issued several secured subordinated notes, ("Series A Notes"), for a total principal amount of $4,950,000, which bore interest at variable rates equal to the prime rate plus two percent per annum. A portion of these Series A Notes resulted from the conversion of $650,000 from the 8.25% Note as described above, as well as the conversion of $300,000 of deferred compensation owed to Scott Kurnit, CEO of the Company.

      In connection with the issuance of the Series A Notes, About issued warrants to purchase 218,890 and 66,753 shares of About's common stock at exercise prices of $0.03 and $4.21 per share. Using a black-scholes pricing model, the value recognized on these warrants approximated $137,000, which was recorded as an original issue debt discount and amortized to interest expense over the life of the Series A Notes. In December 1998, About exercised its right to call certain investor warrants which resulted in the issuance of 218,890 shares of common stock at $0.03 per share and 66,753 shares of common stock at $4.21 per share, for net cash proceeds of approximately $288,000.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      On April 23, 1998, About issued an aggregate of 3,346,715 shares of Series A Convertible Preferred Stock ("Series A Preferred"), to holders of the Series A Notes, in consideration for the principal owed and $70,000 of accrued interest. All remaining interest under the Series A Notes was supported by the issuance of an unsecured promissory note for $337,000, that bore interest at 6% and had no due date. In accordance with the terms of the promissory note, it was automatically forgiven and canceled upon the closing of About's IPO, and such amount was recorded as a contribution to additional paid-in capital.

The following summarizes the Series A Notes activity (in thousands):

                                                                Principal   Interest    Total
                                                                ---------   --------   -------
Balance at January 1, 1997 ...................................   $    --    $    --    $    --
Issuance of notes between March 27, 1997 and December 31, 1997     4,000         --      4,000
Conversion of 8.25% Note into Series A Note on August 27, 1997       650         --        650
Accrued interest during 1997 .................................        --        240        240
                                                                 -------    -------    -------
Balance at December 31, 1997 .................................     4,650        240      4,890
Conversion of $300 of Mr. Kurnit's deferred compensation into
  Series A Note ..............................................       300         --        300
Interest accrued through April 23, 1998 ......................        --        155        155
Conversion into Series A Preferred stock on April 23, 1998 ...    (4,950)       (70)    (5,020)
Conversion of remaining accrued interest into newly issued
  unsecured promissory note on April 23, 1998 ................        --       (325)      (325)
                                                                 -------    -------    -------
Balance at December 31, 1998 .................................   $    --    $    --    $    --
                                                                 =======    =======    =======

The following summarizes the unsecured promissory note activity (in thousands):

                                                                    Principal    Interest     Total
                                                                    ---------    --------    -------
Balance at January 1, 1998 ......................................   $      --    $     --    $    --
Conversion of remaining accrued interest on Series A Notes into
  newly issued unsecured promissory note on April 23, 1998 ......         325          --        325
Accrued interest during 1998 ....................................          --          13         13
                                                                    ---------    --------    -------
Balance at December 31, 1998 ....................................         325          13        338
Accrued interest from January 1, 1999 through March 24, 1999 ....          --           4          4
Contribution to additional paid in capital in connection with the
  forgiveness and cancellation of interest on March 24, 1999 ....        (325)        (17)      (342)
                                                                    ---------    --------    -------
Balance at December 31, 1999 ....................................   $      --    $     --    $    --
                                                                    =========    ========    =======

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      Series B Notes

      Between November 1997 and February 1998, About issued several secured subordinated notes ("Series B Notes") for an aggregate principal amount of $2.8 million of which $1.0 million bore interest at a variable rate equal to the prime rate plus two percent per annum and $1.8 million bore interest at 10% percent per annum and were due on demand. Pursuant to their terms, the Series B Notes were automatically convertible into shares of About's Series B Convertible Preferred Stock ("Series B Preferred ") upon the closing of About's IPO in March 1999. The conversion price for these notes, as provided for in the original note agreement, was $1.80 per preferred share.

      In connection with the issuance of these Series B Notes, About issued warrants to purchase 250,192 shares of About's common stock at an exercise price of $5.06 per share. The fair value of the warrants, using the black-scholes pricing model, approximated $150,000 and was recorded as interest expense. Assumptions used in this calculation include the following: a risk-free interest rate of 6%, no dividend yield rate, expected life of ten years and no volatility. In December 1998, About exercised its right to call certain investor warrants, which resulted in the issuance of 250,192 shares of common stock at $5.06 per share for net cash proceeds of approximately $1.3 million.

      On April 23, 1998, About issued 1,594,380 shares of Series B Preferred, at a purchase price of $1.80 per share, to holders of the Series B Notes, in consideration for the cancellation of all indebtedness of About under the Series B Notes. Upon the closing of the IPO, these 1,594,380 shares of Series B preferred converted into 567,601 shares of common stock.

The following summarizes the Series B Notes activity (in thousands):

                                                                Principal    Interest      Total
                                                                ---------    --------    ---------
Balance at January 1, 1997 ..................................   $      --    $     --    $      --
Issuance of Series B Notes on November 26, 1997 .............       1,000          --        1,000
Accrued interest during 1997 ................................          --          10           10
                                                                ---------    --------    ---------
Balance at December 31, 1997 ................................       1,000          10        1,010
Issuance of Series B Notes February 1998 ....................       1,800          --        1,800
Accrued interest through April 23, 1998 .....................          --          60           60
Conversion of the Series B Notes and accrued interest thereon
  into Series B Preferred stock on April 23, 1998 ...........      (2,800)        (70)      (2,870)
                                                                ---------    --------    ---------
Balance at December 31, 1998 ................................   $      --    $     --    $      --
                                                                =========    ========    =========

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      Series C Notes

      On October 5, 1998, About issued convertible promissory notes ("Series C Notes") for an aggregate principal of $1,081,000. Pursuant to the terms of the Series C Notes, they automatically converted into Series C Convertible Preferred Stock ("Series C Preferred"), upon the next equity financing conducted by About.

      In November and December 1998, About issued 7,301,811 shares of Series C Preferred, at a purchase price of $1.95 per share, to holders of the Series C Notes, the holder of the 8.25% Note and other investors, for cancellation of About indebtedness. Upon the closing of the IPO, these 7,301,811 shares of Series C Preferred converted into 2,599,455 shares of common stock.

      The following summarizes the Series C Notes activity (in thousands):

                                                                Principal    Interest      Total
                                                                ---------    --------    ---------
Balance at January 1, 1998 ..................................   $      --    $     --    $      --
Issuance of Series C Notes on October 5, 1998 ...............       1,081          --        1,081
Accrued interest through November 13, 1998 ..................          --           9            9
Conversion into Series C Preferred Stock on November 13, 1998      (1,081)         (9)      (1,090)
                                                                ---------    --------    ---------
Balance at December 31, 1998 ................................   $      --    $     --    $      --
                                                                =========    ========    =========

(13) Capitalization

      Authorized Shares

      At December 31, 1998, the total number of shares which About was authorized to issue was 53,662,260; 35,000,000 of these shares were common stock, each having a par value of $0.001; and 18,662,260 shares were preferred stock, each having a par value of $0.001, of which 3,346,715, 6,597,596, and 8,717,949 were designated as Series A Preferred, Series B Preferred and Series C Preferred, respectively. Upon the closing of the IPO in March 1999, 3,346,715, 6,597,596 and 7,301,811 shares of Series A, B and C convertible preferred stock, respectively, converted into 6,139,640 shares of common stock. In addition, About issued 3,557,527 shares of common stock in connection with its IPO and concurrent placement. At that time, About also amended and restated its certificate of incorporation so that the Company was authorized to issue 50,000,000 shares of common stock and 5,000,000 shares of undesignated preferred stock. In May 2000, the board of directors adopted an amendment to the Second Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock to 100,000,000 shares. This amendment was subsequently ratified by About's stockholders. The number of shares of undesignated preferred stock remained unchanged at 5,000,000.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      Redeemable Convertible Preferred Stock

      On April 23, 1998, About issued an aggregate of 3,346,715 shares of Series A Preferred, at a purchase price of $1.50 per share, to holders of its Series A Notes, in exchange for the cancellation of all principal and certain accrued interest owed, approximating $5.0 million. In March 1999, upon the closing of About's IPO, all Series A Preferred shares were converted to 1,191,433 shares of common stock.

      In April and June 1998, About issued an aggregate of 6,597,596 shares of Series B Preferred, at a purchase price of $1.80 per share, to (i) holders of its Series B Notes in exchange for the cancellation of all indebtedness of About under the Series B Notes, amounting to $2,870,000, (ii) the 8.25% Note holder, in exchange for the cancellation of $1,700,000 in principal and $306,000 in accrued interest, and (iii) $7.0 million in cash from other investors. In March 1999, upon the closing of the IPO, the 6,597,596 shares of Series B Preferred were converted into 2,348,752 shares of common stock.

      In connection with the issuance of the Series B Preferred, About issued warrants to purchase 107,695 shares of About's common stock at an exercise price of $7.02 per share. In December 1998, About exercised its right to call certain investor warrants which resulted in the issuance of 103,801 shares of common stock at $7.02 per share for net cash proceeds of approximately $703,000. The warrant for the remaining 3,894 shares was cancelled.

      On November 13, 1998 and December 4, 1998, About issued an aggregate of 7,301,811 shares of Series C Preferred, at a purchase price of $1.95 per share, to (i) holders of the Series C Notes in exchange of a payment of $2,322,000 and the cancellation of all indebtedness under the Series C Notes, amounting to $1,090,000 (ii) the 8.25% Note holder, in consideration for the cancellation of $1,782,000 in principal and accrued interest, and (iii) other investors in consideration for the payment of $9,045,000, including $763,000 from existing stockholders pursuant to participation rights granted to those stockholders. In March 1999, upon the closing of the IPO, the 7,301,811 shares of Series C Preferred were converted into 2,599,455 shares of common stock.

      Each share of Series A Preferred, Series B Preferred and Series C Preferred was entitled to a cumulative dividend at the rate of $0.135, $0.162, and $0.176 per share per annum, respectively, payable in preference and priority to any payment of any cash dividend on common stock, when and as declared by the Board of Directors of About. Cumulative dividends on convertible preferred stock amounted to $1,197,000 and $1,843,000 as of December 31, 1998 and March 24, 1999, respectively. Upon the closing of the IPO, all cumulative dividends were canceled. Each holder of Series A Preferred, Series B Preferred and Series C Preferred shares were entitled to the number of votes equal to the number of whole shares of common stock into which the shares of preferred stock were convertible into on the date of the IPO.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      Each share of Series A Preferred, Series B Preferred and Series C Preferred was convertible into 0.356 shares of common stock, as adjusted for dilutive issuances of stock and other securities. In March 1999, upon the closing of the IPO, 3,346,715, 6,597,596 and 7,301,811 shares of Series A, B and C convertible preferred stock, respectively, representing all of the outstanding shares of convertible preferred stock, automatically converted into 6,139,640 shares of common stock.

The following summarizes About's Convertible Preferred Stock Activity (in thousands except share amounts):

                                                         Series A                    Series B                    Series C
                                                 ------------------------    ------------------------    ------------------------
                                                   Shares        Amount        Shares        Amount        Shares        Amount
                                                 ----------    ----------    ----------    ----------    ----------    ----------
Balance at January 1, 1998 ...................           --    $       --            --    $       --            --    $       --
Conversion of the $4,950 of the convertible
  notes payable Series A together with $70 of
  interest thereon into Series A preferred
  stock on April 23, 1998 ....................    3,346,715         5,020            --            --            --            --
Conversion of $1,700 of the 8.25% notes
  payable together with $306 of interest
  thereon into Series B preferred stock on
  April 23, 1998 .............................           --            --     1,114,327         2,006            --            --
Conversion of $2,800 of the convertible notes
  payable-Series B together with $70 of
  interest thereon into Series B preferred
  stock on April 23, 1998 ....................           --            --     1,594,380         2,870            --            --
Issuance of Series B preferred stock on April
  23, 1998 in consideration of cash proceeds
  of $7.0 million ............................           --            --     3,888,889         7,000            --            --
Conversion of the remaining $1,556 of 8.25%
  notes payable together with $226 of interest
  thereon into Series C preferred stock on
  November 13, 1998 ..........................           --            --            --            --       913,856         1,782
Conversion of $1,081 of the convertible notes
  payable-Series C together with $9 of
  interest thereon into Series C preferred
  stock on November 13, 1998 .................           --            --            --            --       558,917         1,090
Issuance of Series C preferred on November 13,
  and December 4, 1998 in consideration of
  cash proceeds of $11.4 million .............           --            --            --            --     5,829,038        11,367
                                                 --------------------------------------------------------------------------------
Balance at December 31, 1998 .................    3,346,715         5,020     6,597,596        11,876     7,301,811        14,239
                                                 --------------------------------------------------------------------------------
Conversion of Series A, B, and C preferred
  stock into 1,191,433, 2,348,752, and
  2,599,455 shares of common stock,
  respectively, upon the closing of the IPO ..   (3,346,715)       (5,020)   (6,597,596)      (11,876)   (7,301,811)      (14,239)
                                                 --------------------------------------------------------------------------------
Balance at December 31, 1999 .................           --    $       --            --    $       --            --    $       --
                                                 ================================================================================

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      Warrants

      Warrant activity during the periods indicated is as follows:

                                                                        Weighted
                                                                        Average
                                                             Warrants   Exercise
                                                             Granted     Price
                                                             --------    ------
            Outstanding at December 31, 1996 ..............        --    $   --
            Granted .......................................   427,003      3.14
            Exercised .....................................        --        --
            Cancelled .....................................        --        --
                                                             --------    ------
            Outstanding at December 31, 1997 ..............   427,003      3.14
            Granted .......................................   309,340      5.60
            Exercised .....................................  (639,636)     3.53
            Cancelled .....................................   (27,999)     4.60
                                                             --------    ------
            Outstanding at December 31, 1998 ..............    68,708      9.66
            Granted .......................................        --        --
            Exercised .....................................   (38,448)    13.48
            Cancelled .....................................        --        --
                                                             --------    ------
            Outstanding at December 31, 1999 ..............    30,260      4.81
            Granted .......................................        --        --
            Exercised .....................................    (8,900)     4.21
            Cancelled .....................................        --        --
                                                             --------    ------
            Outstanding at December 31, 2000 ..............    21,360    $ 5.06
                                                             ========    ======

      All warrants are exercisable and have expiration dates generally ten years from the date of grant, provided that, under certain circumstances, About may cancel the warrants after providing the holders with a reasonable period of time to exercise the warrants prior to cancellation.

      As of December 31, 2000, warrants to purchase 21,360 shares of common stock at $5.06 per share remained outstanding. In January 2001, all of these warrants were exercised.

(14) Stock Option Plans

      About's Second Amended and Restated 1998 Stock Option/Stock Issuance Plan (the "1998 Plan"), the successor plan to About's 1997 Employee Incentive Stock Option Plan, was initially adopted by the Board of Directors in July 1998. Under the 1998 Plan, 7,723,484 shares of common stock are authorized for issuance, pursuant to the terms of the 1998 Plan. Such share reserve consists of (i) 7,224,885 shares available for issuance on December 31, 2000, including the shares subject to outstanding options, and (ii) 498,599 shares assumed in connection with the assumption of option plans from the North Sky, ExpertCentral, Sombasa, WiseAds and Glowbug acquisitions.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      On August 20, 1999, the Board of Directors also adopted About's 1999 Non-Officer Stock Option/Stock Issuance Plan (the "1999 Plan"). Currently, 800,000 shares of common stock have been authorized for issuance under the 1999 Plan, only to non-officer employees of the Company and consultants or other independent advisors (excluding Board members) who provide services to About. Such share reserve consists of (i) 400,000 initially reserved for issuance under the 1999 Plan on August 20, 1999 and (ii) an additional 400,000 shares of common stock approved by the Board of Directors on November 30, 1999. At December 31, 2000, options to purchase 753,176 shares of common stock had been granted pursuant to the 1999 Plan.

      Options under both the 1998 and 1999 Plans (collectively, the "Plans") have ten year terms and have been issued at the fair market value of About's common stock on the date of the applicable grant (except for certain options issued with exercise prices less than the deemed fair value at the date of grant). Incentive options granted to stockholders who own more than 10% of the outstanding stock of About must be issued at 110% of the fair market value of the stock on the date that the options are granted.

      Stock option activity under the Plans during the periods indicated is as follows:

                                                                           Weighted
                                                                           Average
                                                               Options     Exercise
                                                               Granted      Price
                                                              ----------    ------
            Outstanding at December 31, 1997 ..............      768,851    $ 0.51
            Granted .......................................      485,921      1.43
            Exercised .....................................      (87,583)     0.90
            Cancelled .....................................      (38,540)     0.64
                                                              ----------    ------
            Outstanding at December 31, 1998 ..............    1,128,649      0.87
            Granted .......................................    2,775,707     24.71
            Exercised .....................................     (503,071)     2.22
            Cancelled .....................................     (258,684)    23.44
                                                              ----------    ------
            Outstanding at December 31, 1999 ..............    3,142,591     19.79
            Granted .......................................    4,574,601     34.10
            Exercised .....................................     (863,844)     6.69
            Cancelled .....................................     (965,285)    38.68
                                                              ----------    ------
            Outstanding at December 31, 2000 ..............    5,888,063    $30.11
                                                              ==========    ======
            Exercisable at December 31, 2000 ..............    1,419,695    $25.30
                                                              ==========    ======
            Exercisable at December 31, 1999 ..............      901,880    $ 7.23
                                                              ==========    ======
            Total options available as of December 31, 2000    1,382,202
                                                              ==========

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      The following table summarizes information about stock options outstanding at December 31, 2000:

                                       Weighted
                                       average     Weighted                 Weighted
                       Number of      remaining     average     Number       average
  Actual Range of   outstanding at   contractual   exercise   exercisable   exercise
  exercise prices      12/31/00          life        price    at 12/31/00     price
-----------------   --------------   -----------   --------   -----------   --------
     $0.19 - 0.19               52       8.7        $  0.19            52    $  0.19
     $0.32 - 0.47           44,077       6.8        $  0.37        11,783    $  0.35
     $0.51 - 0.63          128,537       6.2        $  0.52       123,300    $  0.51
     $1.01 - 1.01           95,147       7.5        $  1.01        54,964    $  1.01
     $2.81 - 4.21           98,235       8.1        $  3.97        23,647    $  3.65
     $4.31 - 5.51           47,613       9.4        $  4.71        26,613    $  4.36
     $6.77 - 8.63           22,384       9.1        $  7.72        16,531    $  8.06
   $10.79 - 15.00           10,113       8.5        $ 13.06        10,113    $ 13.06
   $16.81 - 25.13        1,828,488       8.5        $ 21.24       497,217    $ 24.16
   $25.40 - 38.00        2,775,116       8.9        $ 32.87       562,450    $ 33.12
   $38.13 - 56.50          487,805       8.6        $ 45.65        79,701    $ 44.72
   $58.75 - 86.69          337,099       8.9        $ 66.65         8,977    $ 62.67
  $88.87 - 129.52           13,397       9.4        $103.75         4,347    $129.52
-----------------   --------------   -----------   --------   -----------   --------
   $0.19 - 129.52        5,888,063       8.7         $30.11     1,419,695     $25.30
=================   ==============   ===========   ========   ===========   ========

      The weighted-average remaining life of the 5,888,063 and 3,142,591 options outstanding at December 31, 2000 and 1999 is 8.7 and 8.5 years, respectively.

      For the years ended December 31, 2000, 1999 and 1998, About recorded deferred compensation of approximately $427,500, $2,775,400 and $1,716,900, in connection with the grant of certain options to employees and directors, representing the difference between the deemed fair value of About's common stock at the date of grant for accounting purposes and the exercise price of the related options. This amount is presented as a reduction of stockholders' equity (deficit) and amortized over the vesting period of the applicable options. About granted approximately 20,000, 133,500 and 485,921 options at weighted average exercise prices of $7.50, $4.21 and $1.43 per share in 2000, 1999 and 1998 respectively; all of which were granted at less than the deemed fair value at the date of grant. About amortized $478,000 of deferred compensation for the year ended December 31, 1998 of which $27,000 was included in cost of revenue. About amortized $1.1 million of deferred compensation for the year ended December 31, 1999, of which $19,000 has been included in cost of revenue. For the year ended December 31, 2000, About recognized $864,000 in deferred compensation amortization, of which $18,600 was included in cost of revenue.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      In December 1998, About also recorded non-cash compensation expense of approximately $23,000 in connection with options granted under the Plans to consultants to purchase 5,340 shares of common stock at an exercise price of $4.21 per share. The fair value of the options was determined using the black-scholes pricing model, with the following assumptions: a risk-free interest rate of 6%, no dividend yield rate and no volatility.

      In March 1999, About recorded a non-cash charge of $3.6 million, calculated utilizing a black-scholes pricing model, for guide compensation. This charge was the result of granting fully vested, non-qualified stock options to purchase 199,500 shares of common stock at an exercise price of $25.00 per share to a substantial majority of its guides. The options have a two-year term. Accordingly, such amount was recorded as a non-cash compensation expense included in cost of revenue in About's accompanying statement of operations.

      In May and December 2000, About recorded an aggregate non-cash charge of approximately $3.7 million for guide compensation, as calculated by a black-scholes pricing model. These charges were the result of granting fully vested, non-qualified stock options to purchase 127,400 shares of common stock at an exercise price of $35.75 per share in May 2000 and 51,000 shares of common stock at an exercise price of $23.50 per share in December 2000. The options have a two-year exercise term. Accordingly, such amounts were recorded as non-cash compensation expense in cost of revenue in About's statement of operations for the year ended December 31, 2000, with an offsetting increase to additional paid-in-capital.

      Had compensation expense been determined based on the fair value at the grant dates as prescribed under SFAS No. 123, About's net loss would have been adjusted to the pro forma amounts as indicated below (in thousands):

                                                                     Year Ended December 31,
                                                              --------------------------------------
                                                                 2000          1999          1998
                                                              ----------    ----------    ----------
Net loss attributed to common stockholders - as
  reported ................................................   $  (66,030)   $  (55,756)   $  (16,808)
                                                              ==========    ==========    ==========
Net loss attributed to common stockholders - pro forma per
  SFAS No. 123 ............................................   $  (99,482)   $  (69,553)   $  (17,008)
                                                              ==========    ==========    ==========
Net loss per basic and diluted common share - as
  reported ................................................   $    (3.61)   $    (5.30)   $    (9.71)
                                                              ==========    ==========    ==========
Net loss per basic and diluted common share - pro forma per
  SFAS No. 123 ............................................   $    (5.44)   $    (6.61)   $    (9.82)
                                                              ==========    ==========    ==========

      The fair value of option grants was determined using a black-scholes pricing model with the following assumptions:

                                               2000         1999         1998
                                            ---------    ---------    ---------
Risk-free interest rate .................     6.21%        5.60%        6.00%
Dividend yield ..........................       0%           0%           0%
Volatility factor .......................     115%           0%           0%
Average expected life ...................   4.0 years    4.0 years    4.4 years

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      The per share weighted-average fair value of stock options granted during 2000, 1999 and 1998 was $27.52, $25.24 and $3.87, respectively, on the date of grant using the black-scholes pricing model and the assumptions as disclosed in the table above.

      About's Employee Stock Purchase Plan ("ESPP") was adopted by the Board of Directors in February 1999. The ESPP provides eligible employees of the Company the opportunity to apply a portion of their compensation to the purchase of shares of the Company at a 15% discount. The Company has 125,000 authorized shares of common stock reserved for issuance under the ESPP. During the years ended December 31, 2000 and 1999, 62,607 and 26,512 shares, respectively, were purchased by employees through the ESPP.

(15) Employee Savings Plan

      In January 1999, About established a defined contribution plan under
Section 401(k) of the Internal Revenue Code, for employees 18 of age or older who have completed at least 3 months of service with the Company. Participants may elect to defer up to 15 percent of their annual salary. Currently, About does not match contributions.

(16) Commitments and Contingencies

      (a) Leases

      About leases computer equipment and several office facilities within the United States under non-cancelable operating leases. These leases generally provide for rental increases at specified intervals. In addition, About is a lessee, under several capital lease agreements with third parties, for additional equipment. Total rent expense, under operating leases, for the years ended December 31, 2000, 1999 and 1998 was approximately $3.1 million, $791,600, and $320,600, respectively.

      In March 1999, About entered into a four year lease agreement, expiring April 30, 2003, which expanded its then existing office space. Subsequently, in December 1999, About entered into a new fifteen year lease agreement for approximately 169,000 square feet of office space at 1440 Broadway, New York, New York. In accordance with the terms of the new agreement, the Company received a period of free rent. As the Company is recognizing rent expense related to the new lease on a straight-line basis over the life of the lease, including the free rent period, About recognized deferred rent in the amount of approximately $759,000 in the accompanying consolidated balance sheet at December 31, 2000. The minimum lease payments under the 1440 Broadway lease have been included as part of the future minimum lease payment schedule below.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      Future minimum lease payments under non-cancelable operating leases and capital leases as of December 31, 2000 are as follows (in thousands):

                                                            Capital    Operating
Year                                                        Leases      Leases
                                                            --------   --------
2001 .....................................................  $     88   $  6,163
2002 .....................................................        38      8,127
2003 .....................................................         4      9,028
2004 .....................................................        --      8,313
2005 .....................................................        --      8,192
Thereafter ...............................................        --     89,878
                                                            --------   --------
     Total minimum lease payments ........................  $    130   $129,701
                                                                       ========
Less amount representing interest (at rates ranging
  from 10.9% to 24.6%)                                            12
                                                            --------
Present value of minimum lease payments ..................       118
Less current portion of obligations under capital leases .        78
                                                            --------
Obligations under capital leases, excluding current
  portion ................................................  $     40
                                                            ========
      (b) Employment Agreements

      During January 1999, About entered into employment arrangements with two employees. The employment arrangements provide for minimum salary levels, incentive compensation and severance benefits, among other items. About granted an aggregate of 133,500 options to the two employees. The exercise price of the options is $4.21 per share. As a result, About recorded deferred compensation expense in the first quarter of 1999 of $2,775,400 relating to the 133,500 options, for the difference between the deemed fair value of About's common stock and the exercise price of that option, at the date of grant. This amount has been presented as a reduction of stockholders' equity and is being amortized over the four-year vesting period of the applicable options. About has amortized $323,700 and $693,800 of deferred compensation for the years ended December 31, 2000 and 1999, respectively. Certain options were forfeited in January 2000, which resulted in a $1.1 million reduction in deferred compensation.

      During November 1999, the Company entered into an exclusive one-year arrangement with a non-public company to provide personal homepage services. The Company agreed to make payments, which are expensed, that are based on the amount of advertising revenue generated on About's personal homepages. In addition, the Company received vested and exercisable warrants to purchase 517,484 shares of preferred stock and warrants to purchase an additional 2,069,936 shares of preferred stock which periodically vest upon the achievement of specified performance milestones, as defined. The warrants have an exercise price of $2 per share and a 4-year exercise term. The fair value of these 517,484 warrants was deemed to be insignificant at the time of issuance.

                                 ABOUT.COM, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                           DECEMBER 31, 2000 and 1999

      At December 31, 2000, About had employment agreements with three senior employees from an acquired company, that provide for severance benefits, among other items. In the event these employees are terminated, About may be liable for severance of up to $441,000, payable during the year following that termination.

(17) Quarterly Information (unaudited)

                                                     Quarter ended
                                      -------------------------------------------------
Fiscal 2000                           March 31,  June 30,   September 30,  December 31,
                                      ---------  --------   -------------  ------------
                                      (Amounts in thousands, except per share amounts)
Revenue ...........................   $ 15,807   $ 20,129     $ 26,819       $ 34,213
                                      ========   ========     ========       ========
Gross profit ......................      9,802      9,951       16,487         21,952
                                      ========   ========     ========       ========
Loss from operations ..............    (15,483)   (21,145)     (16,792)       (20,729)
                                      ========   ========     ========       ========
Net loss attributable to
common stockholders ...............    (13,126)   (18,869)     (14,624)       (23,202)
                                      ========   ========     ========       ========
Net loss per basic and diluted
common share ......................   $  (0.78)  $  (1.06)    $  (0.80)      $  (1.15)
                                      ========   ========     ========       ========
Weighted average basic and
diluted common shares
outstanding .......................     16,889     17,877       18,257         20,091
                                      --------   --------     --------       --------

                                                     Quarter ended
                                      -------------------------------------------------
Fiscal 1999                           March 31,  June 30,   September 30,  December 31,
                                      ---------  --------   -------------  ------------
                                      (Amounts in thousands, except per share amounts)
Revenue ...........................   $  2,367   $  3,707     $  7,884       $ 13,004
                                      ========   ========     ========       ========
Gross profit (loss) ...............     (3,572)       779        3,789          8,354
                                      ========   ========     ========       ========
Loss  from operations .............    (11,940)   (21,493)     (13,853)       (11,185)
                                      ========   ========     ========       ========
Net loss attributable to
common stockholders ...............    (12,582)   (20,693)     (13,173)        (9,308)
                                      ========   ========     ========       ========
Net loss per basic and diluted
common share ......................   $  (4.07)  $  (1.71)    $  (1.08)      $  (0.63)
                                      ========   ========     ========       ========
Weighted average basic and
diluted common shares
outstanding .......................      3,095     12,083       12,205         14,673
                                      ========   ========     ========       ========

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            PRIMEDIA Inc.
                            -------------
                            (Registrant)


Date: April 26, 2001        /s/  Thomas S. Rogers
                            ----------------------------------------------------
                                        (Signature)
                              Chairman and Chief Executive Officer
                              (Principal Executive Officer)


Date: April 26, 2001        /s/  Robert J. Sforzo
                            ----------------------------------------------------
                                           (Signature)
                            Executive Vice President and Chief Financial Officer
                            (Principal Financial Officer)

                                Exhibit Index

Exhibit No.             Description
-----------             -----------

23.1                Consent of Ernst & Young LLP

23.2                Consent of KPMG LLP